Exhibit 99.1

CD International Enterprises Reports Financial Results for the First Nine Months of Fiscal 2012 Ended June 30, 2012

DEERFIELD BEACH, FL--(8/14/12) - CD International Enterprises, Inc. (“CD International”) (OTCQB:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services, announced today its financial results for the third quarter and first nine months of fiscal 2012 ended June 30, 2012.

Financial Highlights

For the first nine months of fiscal 2012, we recorded total revenues of $116.1 million resulting in net income attributable to common stockholders of $3.7 million or $0.09 per basic share on 43.4 million weighted average shares outstanding and $0.08 per diluted share on 47.4 million weighted average shares outstanding as compared to revenues of $145.1 million with net income of $7.7 million or $0.22 per basic and diluted share on 34.7 million weighted average shares outstanding recorded in the same period of fiscal 2011.  While revenue from our magnesium segment remained steady in both nine month periods at $70 million, we witnessed a substantial decline in revenue of approximately $20.9 million from our basic materials segment in the first nine months of 2012 due to a slowdown in construction and industrial spending coupled with delays in our commodities distribution efforts in the Americas. Our consulting revenue was also down approximately $7.8 million in the first nine months of 2012 as a result of the timing of transactional revenue which varies depending on the addition of new clients and scope of services performed.   In the third quarter of fiscal 2012 total revenues were $37.3 million, down from $57.0 million recorded in the third quarter of fiscal 2011. The declines were a result of continued weakness in our basic materials segment as well as transactional timing in our consulting segment, partially offset by a slight improvement in our magnesium segment where revenue totaled $26.5 million in the third quarter of 2012 compared to $25.0 million in the third quarter of fiscal 2011.  We recorded a net loss attributable to common stockholders of ($1.4 million) or ($0.03) per basic and diluted share in the third quarter of fiscal 2012 on 48.1 million basic and diluted weighted average shares outstanding.  This compares to net income attributable to common stockholders of $4.3 million or $0.11 per basic and diluted share in the third quarter of fiscal 2011 on 37.6 million basic and 38.3 million diluted weighted average shares outstanding.

For our magnesium segment, we shipped 8,894 metric tons of magnesium at an average sales price of $2,793 per metric ton resulting in revenue of $26.5 million in the third quarter of fiscal 2012.  This compares to 9,049 metric tons shipped in the third quarter of fiscal 2011 at an average sales price of $2,765 per metric ton contributing to $25.0 million in revenue.  Our gross profit in this segment improved to 3.1% from 2.5% in the third quarter of 2011.  Sequentially gross profit also improved from 2.6% recorded in the second quarter of 2012.  The overall shipments, average sales price, as well as our gross margin remain steady despite the slowdown experienced domestically in China as well as the global uncertainties caused by the ongoing European debt crisis.  We are encouraged by the recent price improvements which have taken place from July through August of 2012, where overall magnesium spot prices have increased by approximately 11.5%, and see this as a signal that demand trends are improving for the remainder of calendar 2012 and into 2013.  As a result, we continue to build on our magnesium inventory in the quarter in anticipation of greater demand in the coming quarters.  In our basic materials segment, we recorded overall revenues of $10.6 million in the third quarter of fiscal 2012, a decline of $9.5 million compared to the third quarter of fiscal 2011.  The decrease in revenues was primarily due to the sharp decline in sales volumes from our construction steel related products as the tightened credit conditions in China that were stepped up in early 2011 severely impacted our customer’s ability to obtain financing to purchase our products.  Our consulting segment generated $0.1 million in revenue in third quarter of fiscal 2012 as compared to revenues of $11.8 million recorded in the comparable period of fiscal 2011 largely due to the timing of service and transactional contracts  in the comparable periods.  Consulting segment revenues vary from period to period depending upon the timing, nature, and scope of services we provide to clients.  During the third quarter, we did not have any significant transactions as compared to the same quarter in prior year where we completed a transaction associated with the addition of a new client.

Balance Sheet

At June 30, 2012, total assets were $150.0 million and shareholder equity was $78.5 million with 48.2 million shares outstanding. At September 30, 2011, total assets were $116.3 million and shareholder equity was $68.3 million with 40.4 million shares outstanding. At June 30, 2012, cash and cash equivalents were $4.1 million with an additional $21.2 million in prepaid expenses.   Cash and cash equivalents were $12.6 million at September 30, 2011with an additional $14.4 million in prepaid expenses.  Working capital was $30.6 million at June 30, 2012 compared to $44.8 million at September 30, 2011.

We will further discuss our operating results for the third quarter and the first nine months of fiscal 2012 during the conference call today, August 14, 2012 at 4:30 PM EST.

Commenting on our results for the third quarter of fiscal 2012, Dr. James Wang, Chairman and CEO of CD International, stated, "While we faced a number of challenges in this quarter, we have made significant inroads in positioning our company for future growth including the increase in magnesium segment revenue.  Our overall balance sheet has also improved in fiscal 2012 with an increase in both total assets and shareholder equity. Most importantly, we continue to position the company to be the  leading provider of pure magnesium and related products by devoting substantial assets toward building inventory and integrating our recent acquisitions.  We believe the operational improvements in gross margins we have begun to see in this quarter will gain momentum as we further the integration of our sales and purchasing efforts. With the recent sharp increase in magnesium prices in the months following the end of this quarter, we believe that we can improve on our results substantially in the coming quarters.  We also remain committed to our efforts to rationalize non-core operations as we focus on maximizing our assets for future growth.”

CD International Conference Call to discuss its financial results for the third quarter of fiscal 2012

The conference call will take place at 4:30 p.m. EST on Tuesday, August 14, 2012. Anyone interested in participating should call (877) 407-8031 if calling within the United States or (201) 689-8031 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the CD International Enterprises 2012 Third Quarter Earnings conference call.

This call is being webcast and can be accessed at CD International website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=169499. The playback of the webcast can be accessed through either site until November 15, 2012. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTCQB: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

CD INTERNATIONAL ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2012	September 30, 2011
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$4,137,934	$12,563,126
Available-for-sale Marketable securities (Note 5)	13,103,813	8,292,837
Available- for- sale-Marketable securities-related parties (Note 5)	212,238	542,386
Accounts and notes receivables, net of allowance of $267,910 and $276,069, respectively (Note 6)	20,350,307	20,428,217
Accounts, loans and other receivables, and prepaid expenses - related parties (Note 11)	1,682,013	9,598,583
Inventories, net (Note 7)	19,382,493	9,625,774
Prepaid expenses and other current assets, net (Note 8)	21,233,429	14,389,065
Restricted cash, current	2,132,840	1,547,159
Total current assets	82,235,067	76,987,147
Property, plant and equipment, net (Note 9)	62,543,351	36,873,988
Intangible assets	138,134	163,447
Property use rights, net	4,219,871	2,252,445
Other long-term assets	427,593	58,192
Total assets	$149,564,016	$116,335,219
LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term (Note 10)	$3,523,172	$2,657,091
Accounts payable and accrued expenses	12,906,885	15,468,902
Accounts and other payables-related parties (Note11)	19,085,323	4,590,045
Advances from customers and deferred revenue	2,999,786	3,821,208
Other liabilities (Note 12)	11,865,251	4,315,858
Taxes payable	1,305,006	1,349,611
Total current liabilities	51,685,423	32,202,715
Long-term liabilities	13,990	107,231
Total Liabilities	51,699,413	32,309,946

TOTAL EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares issued and outstanding at June 30, 2012 and September 30, 2011 (Note 13)	1,006,250	1,006,250
Common Stock: $.0001 par value; 1,000,000,000 authorized; 48,218,090 and 40,353,828 issued and outstanding as of June 30, 2012 and September 30, 2011, respectively, (Note 13)	4,821	4,035
Additional paid-in capital	83,177,643	75,279,087
Accumulated other comprehensive income (Note 14)	(1,287,489)	128,943
Accumulated deficit	(4,391,590)	(8,111,323)
Total CD International stockholders' equity	78,509,635	68,306,992
Non-controlling interests (Note 15)	19,354,968	15,718,281
Total equity	97,864,603	84,025,273
Total liabilities and equity	$149,564,016	$116,335,219

CD INTERNATIONAL ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
	For three months ended		For nine months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenues	$37,138,265	$55,154,956	$115,421,066	$141,588,028
Revenues-related parties	136,377	1,860,644	707,376	3,465,187
Total revenues	37,274,642	57,015,600	116,128,442	145,053,215
Cost of revenues	36,160,662	49,457,823	102,861,674	127,739,204
Gross profit	1,113,980	7,557,777	13,266,768	17,314,011
Operating (expenses) income:
Selling, general, and administrative	(3,435,013)	(3,006,256)	(9,590,595)	(9,821,167)
Other operating (expense) income-related party	-	(248,407)	-	106,791
Other operating income	-	251,146	-	354,018
Total operating expenses	(3,435,013)	(3,003,517)	(9,590,595)	(9,360,358)
Operating (loss) income	(2,321,033)	4,554,260	3,676,173	7,953,653
Other (expenses) income:
Other income (expense)	325,316	(178,469)	592,117	86,892
Interest (expense) income	(437,152)	(119,025)	(357,140)	(186,069)
Realized loss on available-for-sale securities	(13,912)	-	(30,974)	(379,969)
Total other (expenses) income	(125,748)	(297,494)	204,003	(479,146)
(Loss) income before income taxes	(2,446,781)	4,256,766	3,880,176	7,474,507
Income tax (benefit) expense	(692,644)	53,078	930,665	120,719
Net (loss) income	(1,754,137)	4,203,688	2,949,511	7,353,788
Net loss attributable to noncontrolling interests	392,205	102,870	828,851	424,981
Net (loss) income to CD International	$(1,361,932)	$4,306,558	$3,778,362	$7,778,769

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(20,130)	(60,390)	(60,390)
Net (loss) income to common stockholders	$(1,382,062)	$4,286,428	$3,717,972	$7,718,379
COMPREHENSIVE (LOSS) INCOME :
Net (loss) income	$(1,754,137)	$4,203,688	$2,949,511	$7,353,788
Foreign currency translation adjustments	361,053	(100,000)	476,683	1,743,945
Unrealized (loss) gains on available-for-sale securities	(3,113,830)	6,444,495	(1,877,459)	10,770,761

Comprehensive (Loss) income	$(4,506,914)	$10,548,183	$1,548,735	$19,868,494
Net loss to noncontrolling interests	392,205	102,870	828,851	424,981
Foreign currency translation adjustments - noncontrolling interests	(105,199)	(87,504)	(15,655)	(394,943)
Comprehensive (loss) income to CD International	$(4,219,908)	$10,563,549	$2,361,931	$19,898,532
Preferred stock dividend	(20,130)	(20,130)	(60,390)	(60,390)
Comprehensive (loss) income to common stockholders	$(4,240,038)	$10,543,419	$2,301,541	$19,838,142

Basic and diluted (loss) income per common share:
Basic	$(0.03)	$0.11	$0.09	$0.22
Diluted	$(0.03)	$0.11	$0.08	$0.22
Basic weighted average common shares outstanding	48,111,759	37,567,331	43,380,118	34,694,215
Diluted weighted average common shares outstanding	48,111,759	38,250,045	47,383,843	34,818,040

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding demand and pricing in our magnesium segment and our overall revenues, margins, net income and earnings.. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Adverse outcome of the bankruptcy of CDII Trading.
•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.

•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•	Our common stock may become less liquid and its market price has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net